U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      COHY CHINA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                                        52-2220905
(State or other jurisdiction              (Primary Standard Industrial          (I.R.S. Employer Identification No.)
of incorporation or organization)         Classification Code Number)

4695 MacArthur Court, 11th Floor, Newport Beach, California                92660
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (949) 798-6204
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable, after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
       Title of each class                  Amount             Proposed maximum         Proposed maximum
          of securities                     to be               offering price             aggregate              Amount of
         to be registered                 registered               per share             offering price        registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value         2,000,000 shares(1)            $2.50               $5,000,000.00            $1,320.00

Common stock, $.001 par value        17,015,000 shares(2)            $2.50               $42,537,500.00           $11,229.90
==================================================================================================================================

                                          Total Registration Fees:    $12,549.90

(1) Represents shares offered for sale by Cohy China Communications Corporation.

(2) Represents shares offered by selling shareholders. The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                     Cohy China Communications Corporation,
                             a Delaware corporation

                        19,015,000 shares of common stock

This prospectus relates to 19,015,000 shares of common stock of Cohy China Communications Corporation ("Cohy China"), 17,015,000 of the shares are issued and outstanding shares of common stock acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system. Additionally, we are registering 2,000,000 shares to be offered to a limited number of persons.

The shares of common stock have not been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

See "risk factors" on pages 4 to 7 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell their securities until the registration statement filed with the Securities and Exchange Commission is effective. In addition, the company may not sell its securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is August 21, 2000
                              Subject to Completion

                                TABLE OF CONTENTS

Prospectus Summary ................................................................................4
Risk Factors.......................................................................................4
Use of Proceeds....................................................................................7
Determination of Offering Price....................................................................7
Dilution...........................................................................................7
Selling Security Holder............................................................................8
Plan of Distribution..............................................................................10
Legal Proceedings.................................................................................11
Directors, Executive Officers, Promoters and Control Persons......................................11
Security Ownership of Certain Beneficial Owners and Management....................................12
Description of Securities.........................................................................13
Interest of Named Experts and Counsel.............................................................13
Disclosure of Commission Position on Indemnification for Securities Act Liabilities...............13
Organization Within Last Five Years...............................................................14
Description of Business...........................................................................14
Management' Discussion and Analysis of Financial Condition and Results of Operations..............17
Description of Property...........................................................................18
Certain Relationships and Related Transactions....................................................18
Market for Common Equity and Related Stockholder Matters..........................................18
Executive Compensation............................................................................20
Financial Statements..............................................................................20
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..............20
Legal Matters.....................................................................................20
Experts...........................................................................................20
Additional Information............................................................................20
Indemnification of Directors and Officers.........................................................20
Other Expenses of Issuance and Distribution.......................................................21
Recent Sales of Unregistered Securities...........................................................21
Exhibits..........................................................................................22
Undertakings......................................................................................22
Signatures    ....................................................................................24
Power of Attorney.................................................................................24

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:       Our principal business address is 4695 MacArthur Court, 11th
                    Floor, Newport Beach, California 92660; our main business telephone number is 949.798.6204.

                    We are a developmental stage company and we intend to develop, manufacture and market wireless television communication systems and equipment for railway trains and stations, and manufacture and market fibre optic exchange equipment for telecom installations in China. In this regard, we have entered into an agreement to enter into a joint venture agreement with a private Chinese company. Our business plan will be dependent on the success of the joint venture. The joint venture agreement will give us the right to develop and market the closed-circuit television system and the fiber-optic exchange equipment. However, we do not yet own the rights to the closed-circuit television system or the fibre-optic exchange equipment. The closed-circuit television system consists of a central processing unit, monitors and earphones. The television system allows railway passengers to watch and listen to video programs while they travel. We anticipate that the charges for use of the television system will be built into the price of the railway ticket. We will generate revenue by selling the television system to China railways under an exclusive supply arrangement with the Ministry of Railways in China. Other than revenues generated from the sale of the television system to China railways, we do not anticipate any other sources of revenue within the foreseeable future. We have not yet generated any revenues from the sale of the television communication system or fibre optic exchange equipment.

                    Benjamin Leboe is our sole officer and director. We have no employees. Mr. Leboe does not have experience in the sale of closed-circuit television systems in China. However, Mr. Leboe has executive management experience in the wireless technology industry and managed the Information Technology practice for an informational systems and management consulting house. Should the Securities and Exchange Commission declare this registration statement effective, we will add four individuals to our Board of Directors. Two of those individuals, Mr. Bao Hua Liang and Mr. Rung Guang Wu have extensive experience in the Chinese technology industry and both have been instrumental in the development of the wireless controlled closed-circuit television system. In addition, Dr. Kevin Nagel has experience structuring both public and private companies.

Our State of        We were incorporated in Delaware on February 24, 2000.
Organization:

Number of Shares    The selling security holders want to sell 17,015,000 shares
Being Offered:      of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. We also intend to sell the 2,000,000 shares of our common stock being registered pursuant to this registration statement. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus. In addition, we will attempt to sell only to those individuals or entities whom have knowledge of Chinese companies. We believe that most, if not all, of the shares we are registering will be sold to business associates of Mr.
                    Benjamin Leboe, our sole officer and director, and our founding shareholders. The termination date of the offering will occur six (6) months from the date this registration statement is declared effective by the Securities and Exchange Commission.

Estimated use of    We will receive as much as $5,000,000 if all of the shares
proceeds:           offered by us at $2.50 per share are purchased, and we
                    intend to use any proceeds from such sale for the purchase of technology and equipment, corporate development and for working capital. We will need a minimum of $2,500,000.00 to carry out the first phase of our business plan. The proceeds from the sale of the shares we are registering will be immediately available for use by us. The proceeds from the sale of the shares we are registering will not be held in escrow. We will not receive any of the proceeds from the sale of the shares offered by the selling security holders.


                                  RISK FACTORS

In addition to the other information specified in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of the shares of common stock. A purchase of the shares is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in February, 2000, and we began operations immediately thereafter. As of June 30, 2000, our losses were approximately $18,534.00. We have not yet generated any revenues. We anticipate generating revenues in our current fiscal year, however, our prospects must be considered speculative, considering the risks, expenses and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of wireless telecommunications. We cannot guarantee that unanticipated technical or other problems will not occur which would result in material delays and future product and service commercialization or that our efforts will result in successful product and service commercialization. We cannot guarantee that we will be able to achieve profitable operations.

If we are unable to raise the necessary funds, we will not be able to enter into our planned joint venture agreement and our intended joint venture relationship will not be consummated.

We have entered into an Agreement to Establish and Operate a Co-operative Joint Venture ("Agreement") with two Chinese companies. The joint venture company will be named Cohy Communications Ltd. Under the Agreement, we will own 90% of Joint Venture Co. by virtue of a $2,250,000.00 infusion of capital into Joint Venture Co. We plan to raise such funds from the sale of our common stock. However, there is no guarantee that we will be able to raise such funds. If we are unable to raise the necessary funds, our business operations will be materially affected in that if we are unable to raise the $2,250,000.00, the Agreement will be terminated and we will not have any operations. Additionally, if we are unable to raise the $2,500,000.00 provided for under the Agreement, we will not be able to acquire the rights to the wireless-controlled, closed-circuit television system from Cohy Enterprise Investment Co. Ltd., a private Chinese company. If we are unable to purchase the rights to the television system, we will not have any operations.

We operate in a highly competitive industry and we may not have adequate resources to market our products in order to compete successfully.

Competition in the wireless telecommunications products industry is intense. We compete directly with other companies and businesses that have developed, and are in the process of developing, wireless telecommunications which are functionally equivalent or similar to our wireless communications systems. Because our wireless communications systems is based on a new concept and new technology, we believe there are currently few direct competitors marketing a similar product. However, we expect that competitors may be in the process, or will in the future, develop similar wireless telecommunications technology and will market their products to our target customers, which will significantly affect our ability to compete.

Should larger, better financed companies develop technologies similar to ours, our competitors will have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. Those competitors will have greater financial resources and will be able to afford to spend more resources than we can to market their products. We will also be competing with respect to manufacturing efficiency. We cannot guaranty that we will succeed in marketing, selling and distributing our products. We cannot guaranty that our competitors will not succeed in marketing, selling and distributing their products.

Our ability to succeed is uncertain because we currently have limited sources of revenue and minimal marketing activities due to the lack of revenues.

We have not yet engaged in the marketing of our wireless telecommunications technology. Therefore, our only current source of working capital is derived from the sale of our common stock. We have not yet generated any revenues. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to generate revenues. Based on our interactions with potential customers, we hope that we will generate revenues in our current fiscal year.

Our ability to protect our proprietary technology may be limited, resulting in the unauthorized use of our technology and resulting damages.

We will attempt to protect our proprietary technology through the enforcement of patents and by applying for additional patent protection when appropriate. We exclusively own any and all software and other technology that we develop and we regard such technology as proprietary. We may rely on a combination of patent, trademark and trade secret laws, as well as contractual restrictions on disclosure, copying and distribution, including, but not limited to, confidentiality agreements with our employees and subcontractors, to attempt to protect our intellectual property rights in our products and services. There is a possibility that such patent, trademark and trade secret laws, as well as such confidentiality agreements, may not be enforceable in certain jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. In addition, because we anticipate distributing our products internationally, the laws of certain countries in which our products may be distributed or utilized may not protect our products and intellectual rights to the same extent as the laws of the United States. There can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require us to obtain a license to intellectual property rights of third parties. If we are required to obtain such licenses, there can be no assurance that such licenses will be available on reasonable terms, or at all. Moreover, in the event we were forced to sue third parties for patent infringement or unfair competition, such litigation can be extremely costly and time consuming, resulting in significant adverse consequences to our business and operations, even if we prevail in the lawsuit.

If we do not adapt to rapid technological change, our products may become obsolete and unmarketable.

The wireless telecommunications industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products and services to keep them current with changing technologies and must develop new products and services, to take advantage of new technologies that could render our existing products and services obsolete. Our future prospects are highly dependent on our ability to increase the functionality of our products and services in a timely manner and to develop new products that address new technologies and achieve market acceptance. There can be no assurance that we will be successful in these efforts. If we are unable to develop and introduce new and improved products and services in a timely manner, due to resource constraints or technological or other reasons, this inability could result in our products becoming unmarketable and outdated. In particular, the introduction of new products and services are subject to the inherent risk of development delays and delays in obtaining regulatory approvals, all of which are beyond our control.

Our officers and directors may have conflicts of interest that may detract from their services to Cohy China.

Therefore, our officers and directors may not devote sufficient time to our affairs. The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or may become involved and our affairs.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop, or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations and our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that volatility often has been unrelated or disproportionate to the operating performance of those companies.

We anticipate that we will need to raise additional capital to market and distribute our wireless telecommunications technology and complete our development.

To market and distribute our wireless telecommunications technology and complete our development, we will be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates. There can be no assurance that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and development of our wireless telecommunications technology. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse affect on our ability to continue our operations.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could have a material adverse affect on our results of operations.

Our officers, directors and principal security holders own approximately 75.2% of our outstanding shares of common stock which will allow these security holders to exert significant influence over, or even control, matters requiring approval of our security holders.

Our directors, officers and principal (greater than 5%) security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 75.2% of our shares of common stock. Mr. Benjamin Leboe, our sole officer and director, owns 2.9% of our current outstanding common stock. However, as discussed within this registration statement, should Cohy China be cleared to participate on the Over-the-Counter Bulletin Board maintained by the National Association of Security Dealers, Inc., Mr. Bao Huk Liang and Mr. Rung Guang Wu have tentatively agreed to join our Board of Directors. Mr. Liang currently owns 39.7% of our issued and outstanding common stock and Mr. Wu currently owns 18.2% of our total issued and outstanding stock. Such concentrated control of the Company may adversely affect the price of our common stock. These security holders may also be able to exert significant influence over, or even control, matters requiring approval by our security holders, including the election of directors. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Information specified in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements. Prospective purchasers of shares must be prepared for the possible loss of their entire investment in Cohy China. The order in which the above risk factors are presented is arbitrary, and prospective purchasers of shares should not conclude, because of the order of presentation of the above risk factors, that one risk factor is more significant than the other risk factors.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders. We will receive up to $5,000,000 if all of the shares of common stock offered by us at $2.50 per share are purchased. Assuming all of the shares are purchased, we intend to use the proceeds in the following manner:

     o $1,000,000 for working capital which includes hiring technical staff, purchasing inventory and commencing production;

     o $1,000,000 for corporate development which includes hiring executive management, paying fees and costs associated with reporting requirements, assessing potential projects and developing sales and marketing channels; and

     o $3,000,000 for the purchase of technology and equipment which includes manufacturing and assembly equipment.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the 2,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our commons stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We are intending to sell 2,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,000,000 shares of common stock will be sold.

=============================================================================================================
                                          Shares Issued               Total Consideration            Price
                                                                                                   Per Share
                                       Number       Percent         Amount          Percent
-------------------------------------------------------------------------------------------------------------
Private Placement Shareholders       14,780,000      77.7%         $147,800.00        2.8%           $0.01
                                       Shares
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Private Placement Shareholders        2,235,000      11.8%         $134,100.00        2.7%           $0.06
                                       Shares
-------------------------------------------------------------------------------------------------------------
Purchasers of Shares(1)               2,000,000      10.5%       $5,000,000.00       94.5%           $2.50
                                       Shares
-------------------------------------------------------------------------------------------------------------
Total                                19,015,000       100%       $5,281,900.00        100%
                                       Shares
=============================================================================================================

(1)  Assumes all the shares offered by us are purchased.

If all of the offered shares of our common stock are not sold, then the impact of dilution on the ownership interests of purchasers of the offered shares will be less; however, the impact of dilution on the value of the shares purchased will be more.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2000.

================================================================================
Offering Price                                                   $2.50 per share
--------------------------------------------------------------------------------
Net tangible book value at 06/30/00                              $0.02 per share
--------------------------------------------------------------------------------
Net tangible book value after giving effect to the offering      $0.28 per share
--------------------------------------------------------------------------------
Per Share Dilution to New Investors                              $2.22 per share
--------------------------------------------------------------------------------
Percent Dilution to New Investors                                          88.8%
================================================================================

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

--------------------------------------------------------------------------------
Selling Shareholders                                            Number of Shares
--------------------------------------------------------------------------------
Donald Larsen                                                            500,000
--------------------------------------------------------------------------------
Benjamin Leboe: President, Secretary, Sole Director                      500,000
--------------------------------------------------------------------------------
Kevin Nagel(2)                                                           500,000
--------------------------------------------------------------------------------
Millie Chiu                                                              150,000
--------------------------------------------------------------------------------
Holly Wang                                                                30,000
--------------------------------------------------------------------------------
Sherry Lee                                                                10,000
--------------------------------------------------------------------------------
Vincent Chu                                                               10,000
--------------------------------------------------------------------------------
Ko Fook Chiu                                                              10,000
--------------------------------------------------------------------------------
Sau Hin Chiu                                                              10,000
--------------------------------------------------------------------------------
Siu Mei Tsang                                                             10,000
--------------------------------------------------------------------------------
Hsiu Chun Chiu                                                            10,000
--------------------------------------------------------------------------------
Fung Chung                                                                10,000
--------------------------------------------------------------------------------
Sue and Alex Hegedus                                                      10,000
--------------------------------------------------------------------------------
Mark Donahue                                                              10,000
--------------------------------------------------------------------------------
Elizabeth Leboe                                                           10,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
David Leboe                                                               10,000
--------------------------------------------------------------------------------
Tammie and Dugg O'Rielly                                                  10,000
--------------------------------------------------------------------------------
Susan Currie                                                              10,000
--------------------------------------------------------------------------------
Jack Vanderstar                                                           10,000
--------------------------------------------------------------------------------
Joan Norkum                                                               10,000
--------------------------------------------------------------------------------
Elisabeth Donahue                                                         10,000
--------------------------------------------------------------------------------
Dean Muscardin                                                            10,000
--------------------------------------------------------------------------------
Oxford Capital Corporation                                               505,000
--------------------------------------------------------------------------------
Albion Investment Corporation                                            535,000
--------------------------------------------------------------------------------
Shangri-La Ventures Limited                                              505,000
--------------------------------------------------------------------------------
Dot Com Limited                                                          535,000
--------------------------------------------------------------------------------
Bernie Kennedy                                                           150,000
--------------------------------------------------------------------------------
Allison Briden                                                            10,000
--------------------------------------------------------------------------------
Jarvis Tomkins                                                            10,000
--------------------------------------------------------------------------------
Leo Donahue                                                               10,000
--------------------------------------------------------------------------------
Linda and Richard McBurney                                                20,000
--------------------------------------------------------------------------------
Shirley George                                                            10,000
--------------------------------------------------------------------------------
John McBurney                                                             10,000
--------------------------------------------------------------------------------
Dallas Larsen                                                             10,000
--------------------------------------------------------------------------------
TriStar Inc.                                                             300,000
--------------------------------------------------------------------------------
Terence Dunn                                                              10,000
--------------------------------------------------------------------------------
Ken Hewitt                                                                10,000
--------------------------------------------------------------------------------
Victor Buck                                                               10,000
--------------------------------------------------------------------------------
Andrew Adamson                                                            10,000
--------------------------------------------------------------------------------
Tina Agger                                                                10,000
--------------------------------------------------------------------------------
Alan Kerr                                                                 20,000
--------------------------------------------------------------------------------
Bao Hua Liang(1)                                                       6,750,000
--------------------------------------------------------------------------------
Rung Guang Wu(1)                                                       3,100,000
--------------------------------------------------------------------------------
Qi Lin                                                                 2,450,000
--------------------------------------------------------------------------------
Han Hong Wu                                                               37,000
--------------------------------------------------------------------------------
Hong Lei Song                                                             27,750
--------------------------------------------------------------------------------
Tao Zhang                                                                 27,750
--------------------------------------------------------------------------------
Jian Dong Zhang                                                           35,150
--------------------------------------------------------------------------------
Wu Ji Wang                                                                 7,400
--------------------------------------------------------------------------------
Hong Dai                                                                   3,700
--------------------------------------------------------------------------------
Lu Hong Fan                                                                3,700
--------------------------------------------------------------------------------
Lei Shi                                                                    3,700
--------------------------------------------------------------------------------
Wen Feng Guo                                                               3,700
--------------------------------------------------------------------------------
Zao Yong Hou                                                               3,700
--------------------------------------------------------------------------------
Yan Yuan                                                                   3,700
--------------------------------------------------------------------------------
Qi Liu                                                                     3,700
--------------------------------------------------------------------------------
Zheng Feng Yang                                                            3,700
--------------------------------------------------------------------------------
Hua Shi                                                                    3,700
--------------------------------------------------------------------------------
Lu Sheng Yao                                                               3,700
--------------------------------------------------------------------------------
Hong Mei Zhou                                                              3,700
--------------------------------------------------------------------------------
Li Rong Wang                                                               1,850
--------------------------------------------------------------------------------
Ya Ling Liu                                                                1,850
--------------------------------------------------------------------------------
Shu Mei Wang                                                               1,850
--------------------------------------------------------------------------------
Lu Li Chen                                                                 1,850
--------------------------------------------------------------------------------
Xiao Xu Tong                                                               1,850
--------------------------------------------------------------------------------

(1) Mr. Liang and Mr. Wu have tentatively agreed to join our Board of Directors when, and if, our shares are ever listed on the Over-the-Counter Bulletin Board.

(2) It is anticipated that Dr. Nagel will be Executive Vice-President of the Joint Venture Company described more particularly within the section entitled "The Structure of Our Operations" found on Page 16 of this registration statement.

Plan of Distribution

We are registering 2,000,000 shares of our common stock in contemplation of offering unrestricted common stock to a limited number of potential purchasers. We do not currently have an agreement with these potential purchasers for the sale of all or any portion of those 2,000,000 shares of our common stock. The termination date of the offering will occur no later than 6 months from the date this registration statement is declared effective by the Securities and Exchange Commission. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 2,000,000. We will not place the funds raised in an escrow account, therefore, all funds will be available for immediate utilization.

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed this registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor have we received any information or indication that there are any such legal actions contemplated. We do not believe that any individual, entity or governmental agency is contemplating legal action against us.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. Currently, Benjamin Leboe is our sole officer and sole director. As such, we are dependent on the efforts and abilities of Mr. Leboe. The interruption of the services of Mr. Leboe could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with Mr. Leboe and with key executives we add in the future. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal. Our directors and principal executive officers are as specified on the following table:

================================================================================

     Name             Age                          Position
--------------------------------------------------------------------------------
Benjamin Leboe        55       President, Secretary, Chief Executive Officer and
                                                 Sole Director
--------------------------------------------------------------------------------

Benjamin Leboe, age 55, is the President, Secretary, Chief Executive Officer and the sole Director of Cohy China. From July 1995 to the present, Mr. Leboe has been the owner and manager of Independent Management Consultants located in British Columbia, Canada. In 1999 and into the year 2000, Mr. Leboe acted as Chief Financial Officer of ePhone Telecom, Inc. From 1991 to June 1995, Mr. Leboe held the office of Vice President and Chief Financial Officer of VECW Industries Ltd. During this period he was also the President and a director of CPT Pemberton Technologies Ltd., which trades on the Vancouver Stock Exchange under the symbol "CPT". Mr. Leboe is a graduate of the University of British Columbia and is a Chartered Accountant and Certified Management Consultant. He also teaches business classes at Okanagan University College. Mr. Leboe was Chief Financial Officer of e-Phone Telecom, Inc., a reporting issuer in the United States.

Benjamin Leboe is our sole officer and director. We have no employees. However, should the Securities and Exchange Commission declare this registration statement effective, we will immediately add four individuals to our Board of Directors. Specifically, Mr. Bao Hua Liang, Mr. Rung Guang Wu and Dr. Kevin Nagel have agreed to join our Board of Directors upon the effectiveness of this registration statement. We have not yet decided on the fifth member of our Board of Directors but expect to by the time this registration statement is declared effective by the Securities and Exchange Commission.

Mr. Liang Bao Hua, age 47, prior to 1969, Mr. Hua studied communications in Beijing, China. From 1969 to 1973, Mr. Hua worked for the Manufacturing and Construction Group of Heilong Jiang. From 1973 to 1976, Mr. Hua studied at Beijing Aviation University where he majored in Communications and Navigation. From 1977 to 1982, Mr. Hua worked at the Microwave Research Lab of 607 Research Institution of Ministry of Aviation. From 1982 to 1984, Mr. Hua worked at the Design Department of 3535 Plant of Ministry of Aviation as an Engineer. From 1984 to 1989, Mr. Hua worked as a director at Zhejiang Shaoxing Wire Power Plant. From 1989 to 1994, Mr. Hua worked as the general manager of Zhejiang Shaoxing Nantian Communication Equipment Manufacture. From 1994 to 1996, Mr. Hua was the general manager of Beijing Chinet Communication, Science & Technology Development Co., Ltd. From 1996 to 1998, Mr. Hua worked as the general manager of Beijing Li An Ming Communication Equipment Manufacturer Co., Ltd. From 1998 to present, Mr. Hua has been the Chairman of the Board of Directors of Cohy Enterprise Investment Co., Ltd. Two projects by Mr. Hua have won the Provincial Science & Technology Improvement Award. While managed by Mr. Hua, Zhejiang Shaoxing Nantian Communication Equipment Manufacturer Co., Ltd. was listed second in the Chinese National Similar Products of Post and Telecommunications Industry.

From 1970 to 1978, Wu Rong Guang, age 50, worked as an accountant for Hunan Projects Company. During this time, he also studied Economics at the Economy Department of Hubei Finance and Economy College. From 1982 to 1983, Mr. Guang was an assistant professor at the Economy Department of Hubei Finance and Economy College. From 1983 to 1986, Mr. Guang studied for his Masters Degree in Economics at the Investment Economy Department of Zhongnan Finance & Economy University. From 1986 through 1989, Mr. Guang was a lecturer at the Investment Economy Department of Zhongnan Finance and Economy University. From 1989 to 1991, Mr. Guang was the Head Accountant at Hong Kong China Overseas Construction Project Co., Ltd. From 1991 to 1994, Mr. Guang was a Vice-Professor of Investment Economy Department of Zhongnan Finance and Economy University where he was appointed Deputy General Manager and Head Accountant of Hua He Industry Development Company. From 1994 to present, Mr. Guang has been the Deputy General Manager and Head Accountant of Gold Dragon Real Estate Company, Deputy General Manager of Asset Management Company, and Director and Deputy General Manager of HongKong Jialong (Group) Co., Ltd. Mr. Guang has participated in over 60 theses, as well as participating in the authorship of over 10 books, among those a book called "Overseas Construction Accounting."

Dr. Kevin Nagel, age 43, has over 15 years of experience in economic analysis, corporate finance and management consulting and has raised funding for companies in the natural resource, agriculture, biotechnology, energy, computer, retail, and telecommunications industries. Dr. Nagel was an advisor with respect to the establishment of the Saskatchewan Energy Corporation, the Saskatchewan Property Management Corporation and Westbridge Computer Corporation (now ISM), and, is currently President, Chief Executive Officer and director of China IT Corporation, a Delaware corporation. Previously, he was an Executive Vice President for Healthtrac, Inc., a California corporation, senior advisor for Bayer Inc.'s New Business Development Unit, and, Partner with Independent Management Consultants of British Columbia. Dr. Nagel gained investment banking experience with Pemberton Securities Inc. (now RBC Dominion Securities, Inc.) and has also been a Senior Consultant with KPMG. He holds undergraduate, honors and graduate degrees in economics and business administration. He earned a doctorate (Ph.D.) which focused on organizational performance and functioning, from the University of Victoria (Canada).

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. Leboe, Mr. Liang, Mr. Wu or Dr. Nagel from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting Mr. Leboe, Mr. Liang, Mr. Wu or Dr. Nagel of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor is Mr. Leboe, Mr. Liang, Mr. Wu or Dr. Nagel an officer or director of any corporation or entity so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2000 by:

     o each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock;

     o    each of our directors and named executive officers; and

     o    each of our directors and executive officers as a group.

----------------------------------------------------------------------------------------------------
 Title of Class           Name and Address of             Amount and Nature of      Percent of Class
                            Beneficial Owner                      Owner
----------------------------------------------------------------------------------------------------
$.001 par value              Bao Huk Liang                    6,750,000(1)               39.7%
  common stock             No. 19 Xijing Road
                      Badachu High Technology Area
                         Beijing, China 100041
----------------------------------------------------------------------------------------------------
$.001 par value              Rung Guang Wu                    3,100,000(2)               18.2%
  common stock             No. 19 Xijing Road
                      Badachu High Technology Area
                         Beijing, China 100041
----------------------------------------------------------------------------------------------------
$.001 par value                  Qi Lin                         2,450,000                14.4%
  common stock             No. 19 Xijing Road
                      Badachu High Technology Area
                         Beijing, China 100041
----------------------------------------------------------------------------------------------------
$.001 par value              Benjamin Leboe                      500,000                  2.9%
  common stock      4695 MacArthur Court, 11th Floor      President, Secretary,
                    Newport Beach, California 92660      Chief Financial Officer
                                                            and Sole Director
----------------------------------------------------------------------------------------------------

(1) It is anticipated that Mr. Liang will join our Board of Directors when, and if, we are cleared to participate on the Over-the-Counter Bulletin Board maintained by the NASD.

(2) It is anticipated that Mr. Wu will join our Board of Directors when, and if, we are is cleared to participate on the Over-the-Counter Bulletin Board maintained by the NASD.

Beneficial Ownership. Mr. Leboe's two adult children, Elizabeth and David Leboe, each own 10,000 shares of our common stock. Leo Donahue, Mr. Leboe's father-in-law, owns 10,000 shares of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

We are authorized to issue 100,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. As of May 31, 2000, there were 17,015,000 shares of our common stock issued and outstanding. We are also authorized to issue 50,000,000 shares of preferred stock. As of May 31, 2000, there were no shares of our preferred stock issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, and if, declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the owners of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after a provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article 8 of our Certificate of Incorporation provides, among other things, that our officers shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of such directors duty of loyalty to us or our security holders;

     o for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     o liability for unlawful payments of dividends or unlawful purchase or redemption by us; or

     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 17 of Article 3 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers and directors. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interest. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. There have been no transactions with promoters.

Description of Business

Our Background. Cohy China Communications Corporation ("Cohy China") was incorporated in the State of Delaware on February 24, 2000.

Our Business. We are a developmental stage company. We intend to develop, manufacture and market wireless communication systems and equipment for railway trains and stations and fibre optic exchange equipment for telecom installations in China. In this regard, we hope to acquire the rights to a patented wireless-controlled, closed-circuit television system together with an agreement to be the sole supplier of such television system to China Rail, the railway system in China. Under the agreement with China Rail, we will have the right to provide the television system to China's 2,500 inter-city passenger trains. We will also acquire an exclusive 25-year system supply and maintenance agreement from China Rail.

For over a decade, the China Ministry of Railways has experimented with installing closed-circuit television systems in selected trains to enhance the comfort and satisfaction of passengers. A number of technological problems including, but not limited to, vibration, linking between coaches, interference and practical control systems interfered with early systems. In the late 1990's, Cohy Enterprise Investment Co. Ltd. ("Cohy Enterprise"), a private Chinese company, and its associates, in cooperation with the China Railway Scientific and Technology Development Company, designed and patented a system which we believe eliminated the technological problems. The new and improved television system encompasses automatic programming software with specially designed equipment. The television system has been tested in the research labs of Cohy Enterprise and an application is pending to conduct full tests on one or more trains. Installation approvals have been received from Jinan and Harbin Railway in China. Cohy Enterprise's officers and significant shareholders are also significant shareholders of Cohy China. Specifically, Mr. Bao Huk Liang is the President and Chairman of the Board of Cohy Enterprise. Mr. Liang is a significant shareholder of Cohy China and has agreed to join our Board of Director should we become a reporting issuer. Mr. Rung Guang Wu is a Vice President of Cohy Enterprise as well as a significant shareholder of Cohy China. Mr. Wu has also agreed to join our Board of Directors should we become a reporting issuer.

Products and Services.

The Television System. As part of the joint venture agreement (described in more detail below) with Zhong-Nan Tien Company, a privately-owned Chinese company ("Zhong-Nan"), we will acquire the rights to market and sell the television system from Zhong-Nan along with all agreements Cohy Enterprise has negotiated to become the exclusive supplier of the television system to the railways of China. The rights include the right to market, sell and distribute the wireless-controlled, closed-circuit television system. The first target market for the television system is China's 2,500 inter-city trains. We have been asked to supply one television system for each train. We hope to eventually provide the television system to China's 3,900 railway stations. The television system will be comprised of automatic programming equipment, television hardware and television earphones.

The television system is made up of:

     o Railway train television automatic programming software and equipment. Such software and equipment is protected by a Chinese patent. The software and equipment controls programming and broadcasting throughout each railway train. The software permits wireless program adjustments to provide for variety, breaking news and special announcements. Approximately 90 hours of selected programming is available on demand.

     o Railway train television sets. Approximately 160 will be required for each railway train. The television sets will deliver convenient viewing with sound broadcast via an FM transmitter.

     o Railway train television earphones. Such earphones will be supplied to each passenger upon purchase of a railway train ticket. We believe the wireless transmission of sound/volume/language will provide a high degree of passenger convenience and service.

We will require $2,500,000.00 to commence production and continue operations through the next twelve months. We believe that cash flow from operations is expected to be sufficient to fund subsequent growth, research and development.

The Structure of Our Operations. We have entered into an Agreement to Establish and Operate a Co-operative Joint Venture ("Agreement") with Zhong-Nan and Cohy Enterprise. Cohy Enterprise was formed as a result of the 1999 merger of Cohy Communication Science and Technology Development Co. Ltd., established in 1994, and Beijing Li An Ming Communication Equipment Manufacture Co. Ltd., established in 1995. The joint venture company will be named Cohy Communications Ltd. ("Joint Venture Co."). Under the Agreement, Zhong-Nan will own 10% of Joint Venture Co. by contributing $250,000.00 and the technology necessary to market and distribute the wireless-controlled, closed-circuit television system. We will own 90% of Joint Venture Co. by virtue of a $2,250,000.00 infusion of capital into Joint Venture Co. We plan to raise such funds from the sale of our common stock. However, there is no guarantee that we will be able to raise such funds. If we are unable to raise the necessary funds, our business operations will be materially affected. If we are unable to raise the $2,250,000.00, the Agreement will be terminated and we will not have any operations. In that event, we will be forced to seek other viable business opportunities. However, we have not yet identified any such business opportunities. In order for the Joint Venture to be successful, we must raise the necessary funds, finalize contracts with China Railways, establish manufacturing facilities, hire technical and management personnel, establish distribution strategies and install and operate the wireless-controlled, closed-circuit television systems.

History of the Television System. Cohy Enterprise sponsored the research and development of the patented television system. Cohy Enterprise has agreed to provide Joint Venture Co. the facilities, documentation, books, records, test results, contracts and personnel necessary to develop and manufacture the television system. We will pay Cohy Enterprise an amount equal to its costs. However, such amount shall not exceed $550,000.00.

Under the Agreement, we will manage and run Joint Venture Co. in that we will appoint a majority of the Board of Directors of the Joint Venture Co., as well as select the Chairman of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer. Zhong-Nan shall select Joint Venture Co.'s Vice Chairman of the Board of Directors, General Manager and Chief Engineer. We believe Joint Venture Co.'s Board of Directors shall consist of:

     o    Ms. Jiang Miu

     o    Mr. Zhang Jian, co-holder of the patent for the television system

     o Mr. Liang Bao Hua, Chairman. Prior to 1969, Mr. Hua studied communications in Beijing, China. From 1969 to 1973, Mr. Hua worked for the Manufacturing and Construction Group of Heilong Jiang. From 1973 to 1976, Mr. Hua studied at Beijing Aviation University where he majored in Communications and Navigation. From 1977 to 1982, Mr. Hua worked at the Microwave Research Lab of 607 Research Institution of Ministry of Aviation. From 1982 to 1984, Mr. Hua worked at the Design Department of 3535 Plant of Ministry of Aviation as an Engineer. From 1984 to 1989, Mr. Hua worked as a director at Zhejiang Shaoxing Wire Power Plant. From 1989 to 1994,

          Mr. Hua worked as the general manager of Zhejiang Shaoxing Nantian Communication Equipment Manufacture. From 1994 to 1996, Mr. Hua was the general manager of Beijing Chinet Communication, Science & Technology Development Co., Ltd. From 1996 to 1998, Mr. Hua worked as the general manager of Beijing Li An Ming Communication Equipment Manufacturer Co., Ltd. From 1998 to present, Mr. Hua has been the Chairman of the Board of Directors of Cohy Enterprise Investment Co., Ltd. Two projects by Mr. Hua have won the Provincial Science & Technology Improvement Award. While managed by Mr. Hua, Zhejiang Shaoxing Nantian Communication Equipment Manufacturer Co., Ltd. was listed second in the Chinese National Similar Products of Post and Telecommunications Industry.

     o Benjamin Leboe, our sole officer and director, will act as Vice-Chairman of the Board of Directors and Chief Executive Officer.

     o President and Chief Operations Officer Wu Rong Guang. From 1970 to 1978, Mr. Guang worked as an accountant for Hunan Projects Company. During this time, he also studied Economics at the Economy Department of Hubei Finance and Economy College. From 1982 to 1983, Mr. Guang was an assistant professor at the Economy Department of Hubei Finance and Economy College. From 1983 to 1986, Mr. Guang studied for his Masters Degree in Economics at the Investment Economy Department of Zhongnan Finance & Economy University. From 1986 through 1989, Mr. Guang was a lecturer at the Investment Economy Department of Zhongnan Finance and Economy University. From 1989 to 1991, Mr. Guang was the Head Accountant at Hong Kong China Overseas Construction Project Co., Ltd. From 1991 to 1994, Mr. Guang was a Vice-Professor of Investment Economy Department of Zhongnan Finance and Economy University where he was appointed Deputy General Manager and Head Accountant of Hua He Industry Development Company. From 1994 to present, Mr. Guang has been the Deputy General Manager and Head Accountant of Gold Dragon Real Estate Company, Deputy General Manager of Asset Management Company, and Director and Deputy General Manager of HongKong Jialong (Group) Co., Ltd. Mr. Guang has participated in over 60 theses, as well as participating in the authorship of over 10 books, among those a book called "Overseas Construction Accounting."

     o Executive Vice-President Dr. Kevin Nagel has over 15 years of experience in economic analysis, corporate finance and management consulting and has raised funding for companies in the natural resource, agriculture, biotechnology, energy, computer, retail, and telecommunications industries. Dr. Nagel was an advisor with respect to the establishment of the Saskatchewan Energy Corporation, the Saskatchewan Property Management Corporation and Westbridge Computer Corporation (now ISM), and, is currently President, Chief Executive Officer and director of China IT Corporation, a Delaware corporation. Previously, he was an Executive Vice President for Healthtrac, Inc., a California corporation, senior advisor for Bayer Inc.'s New Business Development Unit, and, Partner with Independent Management Consultants of British Columbia. Dr. Nagel gained investment banking experience with Pemberton Securities Inc. (now RBC Dominion Securities, Inc.) and has also been a Senior Consultant with KPMG. He holds undergraduate, honors and graduate degrees in economics and business administration. He earned a doctorate (Ph.D.) which focused on organizational performance and functioning, from the University of Victoria (Canada).

The Agreement provides for 80% of Joint Venture Co.'s net profit to be distributed to us and Zhong-Nan according to our respective interests and 20% to be retained by Joint Venture Co. Specifically, 90% of 80% of Joint Venture Co.'s net profit will be distributed to us and 10% of 80% of Joint Venture Co.'s net profit will be distributed to Zhong-Nan.

Research and Development. We believe that design and development activities over the past eighteen months have resulted in a fully complete system, extensively tested and demonstrated. Some fine-tuning is anticipated for both the software and hardware, none of which we expect to be technically difficult, time consuming or costly. The Joint Venture Co. will conduct on-going research to broaden applications for the technology, develop additional features and enhance suitability for new markets.

Production and Delivery. We have made arrangements to produce, assemble and package the television system in the China Investment High Technology Centre, BA Du Chu High Tech Park, in Beijing. We expect to lease space for operations as needed at a rent of $66 per square meter per annum. Production employees, estimated to peak at 150 in year four of full operations, will be supplied by Cohy Enterprise on a contractual basis, at cost. Additional locations for our operations are not planned at this time.

Market. In July 1999, Cohy Enterprise researched and prepared a Railway Television Feasibility Study. The opportunities identified in the study were jointly explored and developed by Cohy Enterprise and the China Railway Scientific and Technological Development Company. We believe the study has confirmed initial market estimates that fourteen railway companies have 2,500 inter-city passenger trains to equip with the television system. Of these, approximately 600 are "K Trains" which connect China's major cities. We hope additional sales will come from supplying the 3,900 railway stations in China.

We are planning to meet China Railway's request to supply all 2,500 trains with the television system. We anticipate the following installation schedule to occur over the next 5 years:

-------------------------------------------------------------------------------
           YEAR                SYSTEMS INSTALLED       PERCENTAGE OF TOTAL OF
                                                            2,500 SYSTEMS
-------------------------------------------------------------------------------
           One                         75                        3%
-------------------------------------------------------------------------------
           Two                        150                        6%
-------------------------------------------------------------------------------
          Three                       275                       11%
-------------------------------------------------------------------------------
           Four                       300                       12%
-------------------------------------------------------------------------------
           Five                       500                       20%
-------------------------------------------------------------------------------
          TOTAL                      1,300                      52%
-------------------------------------------------------------------------------

With an anticipated 10% replacement rate, after five years, we hope to establish sales of about 130 television systems per year before considering further market penetration, station installations or export opportunities. The key ingredients required to meet these sales projections are the stated commitment by the railway authorities to supply every major train with the television system and the purchase of all necessary television system software and equipment from Joint Venture Co. The Chinese railway authorities, Railway Ministry of China, has granted to Cohy Enterprise the right to act as the sole supplier for the closed-circuit television technology for its passenger trains. As part of the Agreement, Cohy Enterprise has agreed to provide Joint Venture Co. the facilities, documentation, books, records, test results, contracts and personnel necessary to develop and manufacture the television system as well all its rights obtained from the Railway Ministry of China. As discussed above, in exchange, we will pay Cohy Enterprise an amount equal to its costs. However, such amount shall not exceed $550,000.00.

The Data and Video Device. As part of its contribution to Joint Venture Co., Cohy Enterprise has agreed to transfer to Joint Venture Co. the rights to manufacture and sell Cohy Enterprise's audio, data and video device consisting of self-designed, inter-exchange telecom equipment, digital exchange equipment, and fiber digital telecommunications equipment. We believe potential applications include some that are related to railway communications encompassing the same customers who will be acquiring the television system. However, no sales of these products are projected in the first five years of Joint Venture Co's operations.

Our Competition. To our knowledge, there are currently no other companies producing a wireless controlled, closed-circuit railway train television system. However, there can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than our products or which would render our products obsolete and noncompetitive. Many of our potential competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than us, we will be the exclusive supplier to China railways for a 20-year term.

Employees. We currently have no employees. We anticipate using consultants for business, accounting, engineering, and legal services on an as-needed basis until full operations commence.

Facilities. Our executive and administrative offices are located at 4695 MacArthur Court, 11th Floor, Newport Beach, California 92660. We lease those facilities from Regus.

Management's Discussion and Analysis of Financial Condition and Results of Operation

Liquidity and Capital Resources. During the period from February 28, 2000 (inception), to June 30, 2000, we received $281,900.00 from the sale of common stock. We also realized $38,900.00 from the issue of loans payable and $10,000.00 from an advance from a related party. After payment of development and operating expenses, we had cash resources of $315,455.00 at June 30, 2000.

Results of Operations. We have not yet realized any revenue from operations. Our expenses of approximately $20,031.00 consist of start-up costs from formation through June 30, 2000.

Our Plan of Operation for the Next Twelve Months. Our plan of operation is materially dependent on our ability to raise significant funds. In order to meet our obligations under the Joint Venture Agreement with Zhong-Nan, and realize a 90% ownership interest in Joint Venture Co. we must raise at least $2,250,000.00. In addition, we must also be able to generate significant revenues to use for marketing and distributing the wireless telecommunications television system. We must also raise working capital to pay for our legal and accounting fees over the next twelve months. If we are able to generate the necessary funds to meet our obligations under the Joint Venture Agreement with Zhong-Nan, and are able to raise additional capital for our operating expenses, we expect our operating expenses to be approximately $100,000.00 for the next twelve months. If we are unable to generate sufficient funds to meet our obligations under the Joint Venture Agreement, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business. We believe that we have sufficient funds in our bank account to meet our short-term operating expenses.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowing and other sources. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not immediately available, we believe that our current cash resources will be sufficient to pay our expenses over the next twelve-month period. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate additional funds.

Description of Property

Property held by Cohy China. As of the dates specified in the following table, Cohy China held the following property:

===============================================================

Property                                     June 30,2000
---------------------------------------------------------------
Cash                                         $315,455.00
---------------------------------------------------------------
Property                                        $0.00
---------------------------------------------------------------

Our Facilities. We currently lease executive and administrative offices at 4695 MacArthur Court, 11th Floor, Newport Beach, California 92660. We currently lease those facilities from Regus on a month-to-month basis. The amount paid for the office space is not material.

Certain Relationships and Related Transactions

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that our officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. Mr. Liang Bao Hua, Mr. Wu Rong Guang and Mr. Wu Han Hong are all shareholders of Cohy Enterprise, the company that will infuse the wireless telecommuications technology, and related products, into the Joint Venture Co. Mr. Hua, Mr. Guang and Mr. Hong are shareholders of Cohy China. Moreover, as discussed earlier, when, and if, Cohy China is cleared to participate on the Over-the-Counter Bulletin Board, Mr. Hua and Mr. Guang have tentatively agreed to join our Board of Directors.

At June 30, 2000, we owed $10,000.00 to Access International Capital Corporation, an entity controlled by certain shareholders. Access International Capital Corporation loaned us the $10,000.00 for start-up expenses. This loan was repaid subsequent to June 30, 2000.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. However, should this registration statement be declared effective by the Securities and Exchange Commission, we will be deemed a reporting company. Should we become a reporting company, we would be required to timely disclose all material changes or facts with respect to our affairs and make required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When, and if, we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase our shares, or securities convertible into shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933, or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is sixty-five (65).

There have been no cash dividends declared on our common stock. Dividends will be declared at the sole discretion of our Board of Directors. We do not intend to pay dividends in the foreseeable future.

Penny Stock Regulation. Shares of our common stock are subject to the rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of Securities' laws;

     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;

     o    a toll-free telephone number for inquiries on disciplinary actions;

     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     o such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;

     o the compensation of the broker-dealer and its salesperson in the transaction;

     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     o month account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

Executive Compensation - Remuneration of Directors and Officers

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf. Benjamin Leboe, our sole officer and director, does not currently earn compensation in his capacity as an officer or director.

Shares Issued as Compensation for Services. As of June 30, 2000, no shares had been issued as compensation for services, whether consulting or otherwise.

Employment Contracts. We anticipate we will enter into an employment contract with Benjamin Leboe.

Financial Statements

(Financial statements inserted here on copy filed on EDGAR.)

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants since the formation of Cohy China required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby has been passed upon for Cohy China by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from inception to June 30, 2000, appearing in this prospectus and registration statement have been audited by Grant Thornton, Chartered Accountants and are included in reliance upon such reports given upon the authority of Grant Thornton as experts in accounting and auditing.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Eight of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Bylaws provide that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General CorporationLaw. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the shares offered by the selling stockholders, except any selling commissions or discounts allocable to sales of those shares, fees and disbursements of counsel and other representatives of the selling stockholders, and any stock transfer taxes payable by reason of any such sale. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                           Approximately    $12,549.90
Transfer Agent Fees                         Approximately       $200.00
Costs of Printing and Engraving             Approximately       $300.00
Legal Fees                                  Approximately    $15,000.00
Accounting Fees                             Approximately     $7,500.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In or about March, 2000 and ending in May, 2000, we issued 17,015,000 shares of our $.001 par value common stock for cash. Those shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 ("Act") specified by the provisions of Regulation S of the Act promulgated by the Securities and Exchange Commission. Specifically, the issuances were made to "non-U.S. persons outside of the United States of America" as that is defined under applicable state and federal securities laws. The proceeds to Cohy China were US$281,900. Such proceeds were used for working capital.

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.

1      Underwriting Agreement (Not Applicable)

2      Plan of Merger (Not Applicable)

3.1    Certificate of Incorporation
        (Charter Document)

3.2    Bylaws

8.     Opinion Re: Tax Matters (Not Applicable)

9.     Voting Trust Agreement (Not Applicable)

11     Statement Re: Computation of Per Share Earnings*

10.1 Agreement with Zhong-Nan Tien Company and Cohy Enterprise Investment Company (Material Contract)

15.    Letter on Unaudited Interim Financial Information (Not Applicable)

23.1   Consent of Auditors

27.    Financial Data Schedule

*Included in Financial Statements

Undertakings

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the A Calculation of Registration Fee@ table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Amendment No. 1 to Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Kelowna, BC, Canada, on October 31, 2000.

                                       Cohy China Communications Corporation,
                                       a Delaware corporation

                                       By: /s/ Benjamin Leboe
                                           ---------------------
                                           Benjamin Leboe
                                       Its: President, Secretary and
                                            sole Director

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed on this 31 day of October, 2000, by the following persons in the capacities and on the date stated:

/s/ Benjamin Leboe
---------------------                            October 31, 2000
Benjamin Leboe
President, Secretary, sole Director

                                                       Grant Thornton LLP [LOGO]
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International


     Independent Auditors' Report on the Financial Statements

     To the Director of
     Cohy China Communications Corporation

     We have audited the balance sheet of Cohy China Communications Corporation (a Development Stage Company) as at June 30, 2000 and the statements of loss, cash flows and stockholders' equity for the period from February 28, 2000 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

     In our opinion, these financial statements present fairly, in all material respects, the financial position of Cohy China Communications Corporation as at June 30, 2000 and the results of its operations and cash flows for the period from February 28, 2000 (inception) to June 30, 2000 in accordance with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no established source of revenue and is dependent on its ability to raise substantial amounts of equity funds. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



     Kelowna, Canada                                  /s/ Grant Thornton LLP
     September 8, 2000                                Chartered Accountants


247 Lawrence Avenue
Kelowna
British Columbia
V1Y 6L2
Tel:  (250) 762-4434
Fax: (250) 762-8896

================================================================================
Cohy China Communications Corporation
(a Development Stage Company)
Statement of Loss
From February 28, 2000 (inception) to June 30, 2000
================================================================================

Revenue
   Interest                                                        $      1,497
                                                                   ------------

Bank charges                                                                219
Communication                                                               110
Insurance                                                                   539
Office                                                                       57
Professional fees                                                        13,753
Rent                                                                        525
Travel                                                                    4,828
                                                                   ------------


Total expenses                                                           20,031
                                                                   ------------

Net loss                                                           $    (18,534)
                                                                   ============

Weighted average number
   of shares outstanding                                             10,417,953
                                                                   ============

Loss per share - fully diluted                                     $     (0.002)
                                                                   ============


================================================================================




               See accompanying notes to the financial statements.


Grant Thornton [LOGO]                                                          2

================================================================================
Cohy China Communications Corporation
(a Development Stage Company)
Balance Sheet
June 30, 2000
================================================================================


Assets
Current
   Cash                                                               $ 315,455
                                                                      =========

================================================================================


Liabilities
Current
   Payables and accruals                                              $   3,189
   Loans payable (Note 4)                                                38,900
   Due to related parties                                                10,000
                                                                      ---------
                                                                         52,089
                                                                      ---------


Stockholders' Equity
Capital stock (Note 5)                                                   17,015
   Authorized:
       100,000,000 common shares of $0.001 par value
        50,000,000 preferred shares
   Issued:
        17,015,000 shares
Additional paid-in capital                                              264,885
Deficit accumulated during the development stage                        (18,534)
                                                                      ---------
                                                                        263,366
                                                                      ---------
                                                                      $ 315,455
                                                                      =========


================================================================================


               See accompanying notes to the financial statements.



Grant Thornton [LOGO]                                                          3

================================================================================
Cohy China Communications Corporation
(a Development Stage Company)
Statement of Cash Flows
From February 28, 2000 (inception) to June 30, 2000
================================================================================


   Operating Activities
       Net loss                                                       $ (18,534)
       Changes in non-cash operating working capital
           Payables and accruals                                          3,189
                                                                      ---------
                                                                        (15,345)
                                                                      ---------

   Financing  Activities
       Capital  stock  issued  for  cash,  net                          281,900
       Issue of loans payable                                            38,900
       Advances from related parties                                     10,000
                                                                      ---------
                                                                        330,800
                                                                      ---------

Cash, end of period                                                   $ 315,455
                                                                      =========


================================================================================


               See accompanying notes to the financial statements.



Grant Thornton [LOGO]                                                          4

================================================================================
Cohy China Communications Corporation
(a Development Stage Company)
Statement of Stockholders' Equity
From February 28, 2000 (inception) to June 30, 2000
================================================================================


                                   Common Shares        Additional
                              -----------------------    Paid-In
                                Shares       Amount       Capital      Total
                              ----------   ----------   ----------   ----------

Common stock
   issued for cash
   at $0.01 per share         14,780,000   $   14,780   $  133,020   $  147,800

Common stock
   issued for cash
   at $0.06 per share          2,235,000        2,235      131,865      134,100

Net loss for the period
   from inception to
   June 30, 2000                                                        (18,534)
                              ----------   ----------   ----------   ----------
Balance,
   June 30, 2000              17,015,000   $   17,015   $  264,885   $  263,366
                              ==========   ==========   ==========   ==========


================================================================================


               See accompanying notes to the financial statements.


Grant Thornton [LOGO]                                                          5

================================================================================

Cohy China Communications Corporation
(a Development Stage Company)
Notes to the Financial Statements
June 30, 2000
================================================================================


1.   Operations and going concern

The Company was incorporated under the laws of the State of Delaware on February 24, 2000 to engage in international business.

The Company has not yet commenced its planned principal operations and it has not yet earned any revenue from operations. In accordance with SFAS #7 it is considered a development stage company.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern which assumes the realization of assets and settlement of liabilities in the normal course of business. Since its inception, the Company has been engaged in organizational and pre-operating activities. Further, the Company has generated no revenues from operations and incurred losses. Continuation of the Company's existence is dependent upon its ability to obtain additional capital and sustain profitable operations. The uncertainty related to these conditions raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plans include completion of an offering to raise additional capital.

================================================================================

2.   Summary of significant accounting policies

These financial statements are presented in U.S. dollars and in accordance with accounting principles generally accepted in the United States.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments

The Company has various financial instruments that include cash, payables and amounts due to related parties. It was not practicable to estimate the fair value of the amounts due to related parties. The carrying values of other financial instruments approximate their fair value.


Grant Thornton [LOGO]                                                          6

================================================================================
Cohy China Communications Corporation
(a Development Stage Company)
Notes to the Financial Statements
June 30, 2000
================================================================================

2.   Summary of significant accounting policies (Continued)

Deferred income taxes

Deferred income taxes are provided for significant carryforwards and temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets or liabilities are determined by applying presently enacted tax rates and laws. A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

================================================================================

3.   Related party transactions

At June 30, 2000 the following balance with a companies controlled by certain officers and/or directors was outstanding:

         Due to Access International Capital Corporation        $ 10,000

There are no fixed terms of repayment.

================================================================================

4.   Loans payable

This loan has no specific terms of repayment, but may be repaid by issuance of stock at the option of the lenders. The price and number of the shares have not yet been determined.

================================================================================

5.   Capital stock

Share subscriptions received

The company has committed to issue 14,780,000 shares for share subscriptions that were received.

================================================================================

6.   Income taxes

The potential tax benefits of the losses carried forward are offset by a valuation allowance of the same amount as there is substantial uncertainty that the losses carried forward will be utilized before their expiry.


Grant Thornton [LOGO]                                                          7